EXHIBIT  99.03

          AGREEMENT  OF  JOINT  FILING


         Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission, the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

         This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

         IN  WITNESS  WHEREOF,  the  undersigned  have  executed this Agreement.


Dated:  March  13,  1998

Pacific  Southwest  Bank                 Pacific USA Holdings Corp.

By: /s/ Gerald Hartman                   By: /s/ Bill C. Bradley
   --------------------------            -------------------------------
        Gerald Hartman                           Bill  C.  Bradley
        Chief  Executive  Officer                Chief  Executive  Officer


Pacific  Financial  Group,  Inc.         Pacific Electric Wire & Cable Co., Ltd.

By: /s/ Sun Tao-tsun                     By: /s/ Tung Ching-yun
   ------------------------              -----------------------------
        Sun  Tao-tsun                            Tung  Ching-yun
        Chief  Executive  Officer                Vice  President


First  CF  Corporation                   Consumer  Finance Holdings, Inc.

By: /s/ Bobby  Hashaway                  By: /s/ Bill C. Bradley
   ----------------------------          -----------------------------
        Bobby  Hashaway                          Bill  C.  Bradley
        Chief  Executive  Officer                Chief  Executive  Officer